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                                                                      EXHIBIT 10

                             EMPLOYMENT AGREEMENT
                             --------------------


     AGREEMENT made as of the 28th day of September 1995, by and between Burnham Pacific Properties, Inc., a California corporation with its main office in San Diego, California (the "Company"), and J. David Martin (the "Executive").


                                   WITNESSETH

     In consideration of the mutual covenants contained herein, the Company and the Executive agree as follows:

     1.   Employment.  The Company agrees to employ the Executive and the
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Executive agrees to be employed by the Company on the terms and conditions hereinafter set forth.

     2.   Capacity.  The Executive shall serve the Company as its President and
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Chief Executive Officer and as a Director and shall serve the Company in such additional offices in which the Executive may be requested to serve by the Board of Directors of the Company (the "Board of Directors"). In such capacity or capacities, the Executive shall have full authority to operate and manage the business and operations of the Company with all authority customarily afforded to such office subject to normal supervision and authority of the Company's Board of Directors. The Executive shall also perform such services and duties in connection with the business, affairs and operations of the Company consistent with such offices as may be assigned or delegated to him from time to time by or under the authority of the Board of Directors.

     3.   Effective Date.  The effective date of this Agreement shall be October
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1, 1995 (the "Effective Date").

     4.   Compensation and Benefits.  The regular compensation and benefits
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payable to the Executive under this Agreement shall be as follows:

     (a) Salary.  For all services rendered by the Executive under this
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Agreement, the Company shall pay the Executive a base salary at the rate of
$250,000 per year, commencing as of the Effective Date and continuing through December 31, 1995. Such base salary is to be subject to review and adjustment in accordance with a comprehensive compensation policy to be established for all employees of the Company, and which the Company expects to be adopted on or before and effective as of January 1, 1996 (the "Comprehensive Compensation Policy"). The Executive's base salary shall be payable in periodic installments not less frequently than monthly in accordance with the Company's usual practice for its senior executives.

     (b) The Executive shall also be entitled to a bonus with respect to 1996 and each subsequent year in such amount as the Compensation Committee of the Board of Directors determines consistent with the Comprehensive Compensation Policy.
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     (c)  Stock Options
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     The Executive has been granted a non-transferable stock option for 250,000 shares of the Company's Common Stock (the "Initial Option") at an exercise price of $12.875 per share, the New York Stock Exchange closing price and fair market value of a share of such stock on July 19, 1995, the date of the original letter of intent relating to the Executive's employment by and certain other transactions with the Company. The Initial Option is intended to be a Nonqualified Option under the Company's Stock Option Plan ("Plan"), which the Company's Board of Directors has amended effective July 19, 1995 (such amendment, however, being subject to the approval by the Company's shareholders at the next meeting of shareholders) so as both (i) to increase the number of shares available for option under the Plan by at least the number required by this section 4(c) and (ii) to remove the 200,000 share limit on the aggregate number of shares for which options may be granted to any individual during any consecutive three-year period (the "Plan Amendment"). In the event that the Plan Amendment is not approved at the next meeting of shareholders, the Initial Option shall be considered to have been issued under the general authority of the Company's Board of Directors to issue securities of the Company. In either event, the Initial Option shall not vest prior to the later of the Effective Date or the next meeting of shareholders of the Company and shall expire July 18, 2005. To the extent that the Executive exercises the Initial Option prior to the first anniversary of the Effective Date and is then eligible for further grants under the Plan, and provided that the shareholders have by then approved the Plan Amendment, the Company will replenish the Initial Option with further options for a like number of shares at the then market value of the Company's shares. The Company shall as soon as practicable file a registration statement under the Securities Act of 1933 on Form S-8 with respect to the Initial Option and other options subject to the Plan Amendment and the shares to be issued upon exercise of such option and to apply for the listing of such shares on the New York Stock Exchange.

     (d) Regular Benefits.  The Executive shall also be entitled to participate
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in any Executive benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, vacation plans and other benefit plans which the Company may from time to time have in effect for all or most senior executives of the Company. Such participation shall be subject to the terms of the applicable plan documents, generally applicable policies of the Company, applicable law and the discretion of the Board of Directors or any administrative or other committee provided for in or contemplated by any such plan. Nothing contained in this Agreement shall be construed to create any obligation on the part of the Company to establish any such plan or to maintain the effectiveness of any such plan which may be in effect from time to time.

     (e) Professional Memberships.  The Company shall bear the costs of
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memberships in and the Executive's reasonable costs of participating on behalf of the Company in the activities of the National Association of Real Estate Investment Trusts, the International

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Association of Shopping Centers, the Urban Land Institute and (while the
Executive remains eligible) the Young Presidents Organization.

     (f) Reimbursement of Business Expenses.  The Company shall promptly
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reimburse the Executive for his reasonable business and entertainment expenses incurred on behalf of the Company. Such expenses may include first class or business class air travel when used by the Executive.

     5.   Reimbursement of Relocation Expenses. The Company shall reimburse the
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Executive for reasonable moving costs incurred in moving to San Diego and reasonable costs of temporary lodging in San Diego.

     6.   Extent of Service.  During the Executive's employment hereunder, the
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Executive shall, subject to the direction and supervision of the Board of
Directors, devote substantially his full business time, best efforts and business judgment, skill and knowledge to the advancement of the Company's interests and to the discharge of the Executive's duties and responsibilities hereunder. The Executive shall resign as an active employee of The Martin Group of Companies, Inc. (the "Martin Group") and any other company of which he may be an employee and shall not engage in any other business activity, except as may be disclosed to the Board of Directors; provided, however, that the Executive
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may, so long as such activities do not impair his ability to perform his duties and responsibilities under this Agreement:

     (a) continue in his capacities as Chairman of the Board and sole stockholder of The Martin Group;

     (b) devote a reasonable portion of his time to the development of the Marin City Retail Center;

     (c) devote time to the construction of any of the properties that is the subject of one of the limited partnership agreements being entered into substantially concurrently herewith among the Company as general partner and certain limited partners (each a "Limited Partnership Agreement") relating to the development of Richmond Hilltop, Downtown Pleasant Hill Retail Center, East Palo Alto Retail Center and 1000 Van Ness Retail Center (each a "Property") if the Company declines to make contributions to the partnership that is the subject of the Limited Partnership Agreement ("Partnership") necessary for the construction of such Property and if the Executive and the other limited partners named in the Limited Partnership Agreement have exercised their right to purchase the Company's interest in the Partnership pursuant to the "Limited Partner Purchase Rights" set forth in the Limited Partnership Agreement;

     (d) serve as an outside director of other companies, including other REITs whose business operations and investments are not competitive with the Company; and

     (e) engage in religious, charitable or other community or non-profit activities.

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

     To the extent that The Martin Group pursues non-retail property opportunities in the San Francisco Bay area during the Executive's employment by the Company, the Executive agrees that such opportunities will be pursued through other personnel of The Martin Group and not by the Executive. All opportunities with respect to the development, acquisition, ownership or other activities involving properties that are or will be primarily retail properties which may come to the attention of the Executive during his employment by the Company will be acted upon for the benefit of the Company. The Executive will not make any future investments that will require significant time or attention by him or that will impair his ability to fulfill his duties and responsibilities under this Agreement. The Executive will advise the Board of Directors of any real estate investments (other than passive investments of less than 10% of the outstanding equity interests) in which the Executive has or may acquire any interest and the nature of such interest.

     7.   Termination.    The Executive's employment will be at-will, for no
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definite term, and can be terminated with or without cause by either party upon notice to the other party. Upon termination by either the Company or the Executive, all payments of salary and bonus and benefits provided for in this Agreement and other incidents of employment shall cease, except that the Employee may receive any bonus with respect to the year in which termination occurs or any prior year to the extent that such bonus is earned pursuant to
Section 4(b).

     8.   Litigation and Regulatory Cooperation.  Both during the Executive's
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employment with the Company and after its termination, the Executive shall cooperate fully with the Company in the defense or prosecution of any claims or actions which may be brought against or on behalf of the Company which relate to events or occurrences that transpired while the Executive was employed by the Company. The Executive's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. The Executive shall also cooperate fully with the Company in connection with any examination or review of any federal, state or local regulatory authority as any such examination or review relates to events or occurrences that transpired while the Executive was employed by the Company. If such cooperation is required after the Executive's employment has terminated, the Company shall compensate the Executive for such cooperation at a mutually agreeable rate payable monthly in arrears, and will reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection therewith.

     9.   Confidential Information and Injunctions.
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     (a) Definition.  As used in this Agreement, "Confidential Information"
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means information which the Company possesses or to which the Company has rights which has commercial value. Confidential Information includes, by way of example and without limitation, trade secrets, designs, configurations, software, improvements, data, know-how, project and building concepts, plans and specifications, marketing plans and strategies, sales and financial reports and forecasts, and customer or tenant lists. Confidential Information includes information developed by the Executive in the course of the Executive's employment by the Company as well as other nonpublic information to which the Executive may have access in connection with the Executive's employment, including confidential information of others with which the Company has a business relationship.

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     (b)  Confidentiality.  The Executive understands and agrees that his
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employment creates a relationship of confidence and trust between the Executive and the Company with respect to all Confidential Information. At all times, both during the Executive's employment with the Company and after its termination, the Executive will keep in confidence and trust all such Confidential Information and will not use or disclose any such Confidential Information without the written consent of the Company, except as may be necessary in the ordinary course of performing the Executive's duties to the Company. The restrictions set forth in this Section 9(b) will not apply to information which is generally known to the public or in the trade, unless such knowledge results from an unauthorized disclosure by the Executive, but this exception will not affect the application of any other provision of this Agreement to such information in accordance with the terms of such provision.

     (c) Documents, Records, etc.  All documents, records, apparatus, equipment
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and other physical property, whether or not pertaining to Confidential
Information, which are furnished to the Executive by the Company or are produced by the Executive in connection with the Executive's employment will be and remain the sole property of the Company. The Executive will return to the Company all such materials and property as and when requested by the Company.
In any event, the Executive will return all such materials and property immediately upon termination of the Executive's employment for any reason and will not retain any such material or property or any copies thereof after such termination, except to the extent that such material or property or copies relate to any Property which the Executive has repurchased or has the right to repurchase under a Repurchase Right described in any of the Limited Partnership Agreements.

     (d)  Injunction.  The Executive agrees that it would be difficult to
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measure any damages caused to the Company which might result from any breach by the Executive of the promises set forth in this Agreement, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of this Agreement, the Company shall be entitled, in addition to all other remedies that it may have and notwithstanding the provisions of Section 11, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company.

     10.  Third-Party Agreements and Rights.  The Executive represents to the
          ---------------------------------
Company that his execution of this Agreement, his employment with the Company and the performance of his proposed duties for the Company will not violate any obligations he may have to any previous employer or other party. In the Executive's work for the Company, he will not disclose or make use of any information in violation of any agreements with or rights of any previous employer or other party.

     11.  Arbitration.  Any controversy or claim for damages arising out of or
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relating to this Agreement or the breach thereof or otherwise arising out of the
Executive's employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration under the auspices of the American Arbitration Association ("AAA") in San

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

Diego, California in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators; provided, however, that this Section 11 shall not
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preclude the Company's seeking equitable relief as provided in Section 9(d).
Any awards for violation of any anti-discrimination law shall not exceed the maximum award to which the Executive could be entitled under the applicable (or most analogous) federal anti-discrimination or civil rights laws.

     12.    Withholding.  All payments made by the Company under this Agreement
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shall be net of any tax or other amounts required to be withheld by the Company under applicable law.

     13.  Integration.  This Agreement constitutes the entire agreement between
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the parties with respect to the terms of employment of the Executive by the
Company and the termination thereof and supersedes all prior agreements between the parties with respect to such subject matter, except for the limited purposes such other agreements or documents have been specifically referenced herein.

     14.  Assignment; Successors and Assigns, etc.  Neither the Company nor the
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Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that the Company may assign its rights under this Agreement without the consent of the Executive in the event that the Company shall hereafter effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

     15.  Enforceability.  If any portion or provision of this Agreement shall
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to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     16.    Waiver.  No waiver of any provision hereof shall be effective unless
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made in writing and signed by the waiving party.  The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     17.  Notices.  Any notices, requests, demands and other communications
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provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Company or, in the case of the Company, at its main offices, attention of the Chairman and at least one other member (not including the Executive) of its Board of Directors.

     18.  Attorneys' Fees.  If either party commences judicial or arbitration
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proceedings for relief against the other party arising out of this Agreement, the prevailing party shall be entitled to

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

recover its reasonable attorneys' fees and court or arbitration costs incurred, including but not limited to attorneys' fees after the award, and prior to the payment, of any judgment or other settlement. The prevailing party shall be that party receiving substantially the relief or result sought from the proceeding, whether brought to final judgment or not.

     19.  Amendment.  This Agreement may be amended or modified only by a
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written instrument signed by the Executive and by a duly authorized representative of the Company.

     20.  Governing Law.  This is a California contract and shall be construed
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under and be governed in all respects by the laws of the State of California.

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized officer, and by the Executive, as of the date first above written.

                                 BURNHAM PACIFIC PROPERTIES, INC.


                                 By:    /S/Robert J. Lauer
                                     ------------------------------------------
                                 Name:  Robert J. Lauer
                                 Title: Chairman, Compensation Committee



                                       /S/ J. David Martin
                                 ----------------------------------------------
                                       J. David Martin, an individual

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